EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Current Report on Form 8- K/A, of Collins & Aikman Corporation (File No. 1-10218) of our report dated February 9, 1996, on our audits of the financial statements of JPS Automotive L.P. and subsidiaries as of December 31, 1995 and January 1, 1995 and for the year ended December 31, 1995 and for the period June 29, 1994 to January 1, 1995.



Spartanburg, South Carolina             /s/ COOPERS & LYBRAND L.L.P.
February 24, 1997